Exhibit 10.37

AMENDMENT NO. 1 TO
TECHNICAL TRANSFER AND SERVICE AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) to the TECHNICAL TRANSFER AND SERVICE AGREEMENT by and between Pacira Pharmaceuticals, Inc., a California corporation having its principal place of business at 5 Sylvan Way, Parsippany, NJ 07054, United States (“Pacira”), and Patheon UK Limited, a company incorporated in England and Wales having its principal place of business at Kingfisher Drive, Covingham, Swindon, SN35BZ, United Kingdom (“Patheon”), dated as of November 15, 2016, is made by and between Pacira and Patheon. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the TECHNICAL TRANSFER AND SERVICE AGREEMENT by and between Pacira and Patheon, dated as of April 4, 2014 (the “Agreement”).
RECITALS
    A.     The Parties wish to amend the Agreement in the manner set forth in this Amendment.
    B.    Section 9.7 of the Agreement states that the Agreement may be amended or modified by a writing signed by both Parties.
    C.    Section 2.3 of the Agreement states that the Parties may modify and agree upon the definitive engineering approach and related details in writing including as to any consequential fees and costs, duly executed by the Parties
    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendment.
(a)    The Agreement shall be amended such that Section 2.2 of the Agreement shall be amended so that it shall set forth, in its entirety, the following:
“2.2.    Payments for Transfer Services. The Parties acknowledge and agree that Patheon’s sole consideration for the Transfer Services performed hereunder is (a) the payment of the Base Fees, as set forth in Exhibit 2.2-A of this Agreement, (b) the payments associated with the Equipment, Manufacturing Suite construction and related process and support and validation services, each in accordance with the capital requirements set forth in Exhibit 2.1-B (together, the “Capital Expenditures”); (c) charges for Bill Back Items; and (d) charges for Additional Services.
In no event shall the Capital Expenditures exceed the Total Project Costs indicated in Exhibit 2.1-B, unless otherwise mutually agreed by the Parties in writing. The Total Project Costs include an amount for Project Contingency, which may be used only to cover costs arising from (i) estimating cost overruns in the Capital Expenditures; (ii) items identified by either Party, which the Parties, after conducting a good faith evaluation thereof, determine are required to be implemented to enable either Party to perform its obligations under this Agreement or the Manufacturing and Supply Agreement but which were not specifically included in Exhibit 2.1-B; or (iii) any change in the assumptions underlying the Capital Expenditures set out in Exhibit 2.1-B (including the assumptions in the Excel spreadsheet incorporated in Exhibit 2.1-B) or description of the Transfer Services set out in this Agreement. No expenditure from the Project Contingency shall be made without the prior written approval of Pacira, which approval shall not be unreasonably withheld. The Project Contingency will operate as an overall contingency for any item in Exhibit 2.1-B or any of the costs described above, e.g. the estimated costs for individual items in Exhibit 2.1-B can be exceeded so long as the Total Project Costs are not exceeded. Costs which would cause the Total Project Costs to be exceeded shall be paid by Patheon without reimbursement by Pacira; provided, however, that Patheon shall not be responsible for additional costs arising from any Required Manufacturing Changes or Discretionary Manufacturing Changes as set out in Exhibit 2.1-F or any change to the Capital Expenditures directly arising from a failure by Pacira to comply with Section 2.4 or any other provision of this Agreement.
All payments from Pacira to Patheon hereunder will be due and payable in accordance with the invoicing procedures set forth in ARTICLE IV of the Manufacturing and Supply Agreement. Notwithstanding the foregoing, Patheon will invoice Pacira for the “Process Support and Validation” component of the Capital Expenditures (“Process Support and Validation Fees”) in accordance with the payment schedule set forth in Exhibit 2.2-B. All invoices from Patheon to Pacira for Capital Expenditures shall include all (if any) applicable invoices from vendors for the supply, transportation, installation, and commissioning of the Equipment that pertain to the Transfer Services invoiced by Patheon.”
(b)    The Agreement shall be amended such that the Exhibits to the Agreement shall be replaced in their entirety by the Exhibits attached hereto.
2.    Effectiveness of Amendments. The amendments to the provision of the Agreement set forth herein shall be effective as of the date first set forth above.
3.    Full Force and Effect. Except as otherwise amended hereby, the terms and provisions of the Agreement shall remain in full force and effect and any conflict between the terms of the Agreement and this Amendment shall be construed in favor of this Amendment.
4.    Counterparts. This Amendment may be executed in several counterparts and all so executed shall constitute one and the same instrument, binding upon all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart. Facsimile or PDF transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart, and such signatures shall be deemed original signatures for purposes of the enforcement and construction of this Amendment.
5.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York.
[signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Technology Transfer and Service Agreement as of the date first written above.

PATHEON UK LIMITED		PACIRA PHARMACEUTICALS, INC

By:	/s/ A.M. BOTTERILL	By:	/s/ DAINA BORTECK

Name:	A.M. Botterill	Name:	Daina Borteck

Title:	Executive Director MAU Solutions	Title:	Assistant General Counsel

[Signature Page of Amendment No. 1 to Technical Transfer and Service Agreement]